Product supplement ZZ	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	Dated October 10, 2006, Rule 424(b)(2)
prospectus supplement dated November 13, 2006

Deutsche Bank AG

Securities Linked to the Performance of a Currency or Basket of Currencies Relative to a Reference Currency

General

•

Deutsche Bank AG may offer and sell securities linked to the performance of one or more currencies, which may include a basket or index of currencies selected or created by Deutsche Bank AG or one of its affiliates, relative to a reference currency from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are the senior unsecured obligations of Deutsche Bank AG, London Branch.

•	Payment on the securities will be linked to the performance of one or more underlying currencies relative to a reference currency, as described below.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•

The securities will be issued in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the currency or currencies to which payment on the securities may be linked.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

December 19, 2007

SUMMARY TERMS

The Currencies

The underlying currency or currencies and any reference currency designated in the relevant pricing supplement accompanying this product supplement. The component currencies of any basket or those underlying any index will be set forth in the relevant pricing supplement. The relative weights of the currencies comprising any basket or index of currencies or of the currencies underlying any index will be specified in the relevant pricing supplement.

Payment at Maturity

The payment you will receive at maturity will be based on the value of the Ending Level relative to the Starting Level (the “Performance”), and the participation rate, if applicable, specified in the relevant pricing supplement (the “Participation Rate”). The relevant pricing supplement may also specify a maximum return (the “Maximum Return”) on the securities and/or a percentage up to which your initial investment will be protected (“Downside Protection”). The payment at maturity of the securities may be based on a specified percentage (a “Specified Percentage”), and may include an additional amount at maturity (an “Additional Amount”). If applicable, the Maximum Return, Downside Protection, the Specified Percentage, and any Additional Amount will be set forth in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement:

If the Performance is positive, you will receive a cash payment per $1,000 security face amount that provides you with a return on your initial investment equal to the Performance multiplied by the Participation Rate, if applicable, plus any Additional Amount specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, your final payment per $1,000 security face amount will be calculated as follows:

$1,000 + ($1,000 x (Performance x Participation Rate)) +

Additional Amount, if any

If the Performance is zero, you will receive a cash payment of $1,000 per $1,000 security face amount, plus any Additional Amount specified in the relevant pricing supplement.

If the Performance is negative and Downside Protection is specified in the relevant pricing supplement, your initial investment will be protected against any negative Performance to the extent of the Downside Protection. In this event, unless otherwise specified in the relevant pricing supplement, if the Performance is negative but in an amount equal to or less than the Downside Protection, you will receive the face amount of your securities at maturity, plus any Additional Amount specified in the relevant pricing supplement. However, your initial investment will be exposed to any negative Performance beyond such Downside Protection. If the negative

Performance exceeds the Downside Protection, for every 1% (or fraction thereof) of negative Performance beyond the Downside Protection, you will lose an amount equal to 1% (or fraction thereof) of the face amount of your securities, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$1,000 + ($1,000 x (Performance + Downside Protection)) + Additional Amount, if any

In this case, you will lose some of your initial investment at maturity if the negative Performance exceeds the Downside Protection.

If the Performance is negative and no Downside Protection is specified in the relevant pricing supplement, then for every 1% (or fraction thereof) of negative Performance, you will lose an amount equal to 1% (or fraction thereof) of the face amount of your securities, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$1,000 + ($1,000 x Performance) + Additional Amount, if any

In this case, you will lose some or all of your initial investment at maturity if the Performance is negative.

Other Terms

In each case, if applicable, the “Participation Rate”, “Maximum Return”, “Downside Protection”, “Specified Percentage”, “Additional Amount” and other terms will be specified in the relevant pricing supplement.

Performance	One of the following formulas as specified in the relevant pricing supplement or such other formula as may be otherwise specified in the relevant pricing supplement:

Ending Level – Starting Level

Starting Level

OR

Ending Level – Starting Level

Ending Level

OR

Starting Level – Ending Level

Starting Level

OR

Starting Level – Ending Level

Ending Level

Starting Level	As specified in the relevant pricing supplement.

Ending Level	As specified in the relevant pricing supplement.

Valuation Date(s)

As specified in the relevant pricing supplement, the Ending Level will be calculated on a single date, which we refer to as the Final Valuation Date, or on a series of dates. We refer to each such date generally as a Valuation Date in this product supplement.

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Early Redemption	If specified in the relevant pricing supplement, we will have the right to redeem the securities prior to the Maturity Date at the early redemption price specified therein.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to each $1,000 face amount of our Securities Linked to the Performance of a Currency or Basket of Currencies Relative to a Reference Currency.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the performance of one or more currencies, which may include a basket or index of currencies selected or created by Deutsche Bank AG or one of its affiliates and a reference currency. The securities are a series of securities referred to in the accompanying prospectus supplement and prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

If specified in the relevant pricing supplement, the securities will pay an Additional Amount at maturity of the securities as specified in the relevant pricing supplement.

The securities do not pay coupons and do not guarantee any return of your initial investment, unless Downside Protection is specified in the relevant pricing supplement. If Downside Protection is so specified, the securities guarantee a return of your initial investment only if held to maturity and only to the extent of the Downside Protection. At maturity you will receive a payment in cash, the amount of which will vary depending on the Performance, the Participation Rate (if applicable), the Maximum Return (if applicable), and the Specified Percentage (if applicable), calculated, unless otherwise specified in the relevant pricing supplement, in accordance with the formulas set forth under “Payment at Maturity” below.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $1,000, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The Maturity Date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below. We may also specify, if applicable, the Participation Rate, the Maximum Return, Downside Protection, whether or not the securities will provide for a Specified Percentage or for the payment of an Additional Amount at maturity, and any other terms applicable to the securities in the relevant pricing supplement.

The payment you will receive at maturity will be based on the Performance, the Participation Rate, the Maximum Return, the Downside Protection, the Specified Percentage and the Additional Amount, in each case, to the extent applicable.

Unless otherwise specified in the relevant pricing supplement:

•

If the Performance is positive, you will receive a cash payment per $1,000 security face amount that provides you with a return on your initial investment equal to the Performance multiplied by the Participation Rate, if applicable, plus any Additional Amount specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, your final payment per $1,000 security face amount will be calculated as follows:

$1,000 + ($1,000 x (Performance x Participation Rate)) + Additional Amount, if any

•	If the Performance is zero, you will receive a cash payment of $1,000 per $1,000 security face amount, plus any Additional Amount specified in the relevant pricing supplement.

•

If the Performance is negative and Downside Protection is specified in the relevant pricing supplement, your initial investment will be protected against any negative Performance to the extent of the Downside Protection. In this event, unless otherwise specified in the relevant pricing supplement, if the Performance is negative but in an amount equal to or less than the Downside Protection, you will receive the face amount of your securities at maturity, plus any Additional Amount specified in the relevant pricing supplement. However, your initial investment will be exposed to any negative Performance beyond such Downside Protection. If the negative Performance exceeds the Downside Protection, for every 1% (or fraction thereof) of negative Performance beyond the Downside Protection, you will lose an amount equal to 1% (or fraction thereof) of the face amount of your securities, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$1,000 + ($1,000 x (Performance + Downside Protection)) + Additional Amount, if any

In this case, you will lose some of your initial investment at maturity if the negative Performance exceeds the Downside Protection.

•

If the Performance is negative and no Downside Protection is specified in the relevant pricing supplement, then for every 1% (or fraction thereof) of negative Performance, you will lose an amount equal to 1% (or fraction thereof) of the face amount of your securities, and your final payment per $1,000 security face amount will be calculated, unless otherwise specified in the relevant pricing supplement, as follows:

$1,000 + ($1,000 x Performance) + Additional Amount, if any

In this case, you will lose some or all of your initial investment at maturity if the Performance is negative.

Unless otherwise specified in the relevant pricing supplement, the Performance is based on the value of the Ending Level relative to the Starting Level. The Performance will be calculated based on one of the following formulas, as specified in the relevant pricing supplement, or based on such other formula as may be otherwise specified in the relevant pricing supplement:

Ending Level – Starting Level

Starting Level

OR

Ending Level – Starting Level

Ending Level

OR

Starting Level – Ending Level

Starting Level

OR

Starting Level – Ending Level

Ending Level

In each case, the “Participation Rate,” the “Maximum Return”, “Downside Protection,” the “Specified Percentage”, “Additional Amount” and other terms, as applicable, will be set forth in the relevant pricing supplement.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. Unless otherwise specified in the relevant pricing supplement, if, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We will describe market disruption events in the relevant pricing supplement.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

RISK FACTORS

Your investment in the securities involves certain risks. The securities do not provide for coupon payments or guarantee any return of your initial investment prior to, or at, maturity. Investing in the securities is not equivalent to investing directly in any currencies to which payment on the securities may be linked. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities do not provide for coupon payments or guarantee the return of your initial investment.

The securities do not provide for coupon payments or guarantee the return of any of your initial investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement. If Downside Protection is specified in the relevant pricing supplement and the negative Performance exceeds such Downside Protection, you will lose some of your initial investment at maturity. If there is no Downside Protection specified in the relevant pricing supplement, and the Performance is negative, you will lose some or all of your initial investment at maturity. The relevant pricing supplement will specify whether the securities have Downside Protection.

The appreciation potential of the securities is limited to the Maximum Return, if applicable.

If the securities are subject to a Maximum Return, the appreciation potential of the securities is limited to the Maximum Return. Any applicable Maximum Return will be a percentage which we will determine on the trade date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited to that Maximum Return even if the Performance multiplied by the Participation Rate is greater than that Maximum Return.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in any secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Performance will be calculated only on the specified Valuation Date or Dates, and thus will not reflect the relative value of the underlying currency or basket of currencies at any other point during the term of the securities, or on the Maturity Date.

Because the Ending Level is calculated only on the Final Valuation Date or at other specified Valuation Dates, including dates near the Final Valuation Date, the relative value of the underlying currency or currencies at the Maturity Date or at other times during the term of the securities could be higher or lower than the Ending Level. This difference could be particularly large if there is a significant increase in such relative value after the initial Valuation Date, if there is a significant decrease in the such relative value around the time of the Final Valuation Date or if there is significant volatility in such value during the term of the securities (especially on dates near the Final Valuation Date). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the relevant currency or currencies or contracts relating to such currencies. Even if such relative value increases during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for such relative value to increase while the market value of the securities declines.

The securities are not designed to be short-term trading instruments. The securities are designed to be held to maturity.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Performance since the pricing date has been positive. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Changes in the value of any currency in a basket or index or in the value of the reference currency may offset each other.

The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures described in “Description of Securities—Payment at Maturity.” The securities are linked to the performance of one or more currencies relative to a reference currency. Movements in the exchange rates of any basket or index currencies may not correlate with each other. At a time when the exchange rates of one currency increases, the exchange rates of another currency may not increase as much or may even decline. Therefore, in calculating the Ending Level, increases in the exchange rates of one or more of the currencies may be moderated, or more than offset, by lesser increases or declines in the exchange rates of one or more other currencies.

Currencies that compose a basket or index may not be equally weighted.

The securities may be linked to a weighted basket or index of currencies, each of which may have a different weight in determining the value of the basket or index. The applicable weights will be specified in the relevant pricing supplement. In the event of an unequal weighting of basket or index currencies, the same percentage change in such currencies may have different effects on the Ending Level.

The securities will be subject to currency exchange risk.

Holders of securities will be exposed to currency exchange rate risk with respect to each of the currencies to which payment on the securities may be linked. An investor’s net exposure will depend on the extent to which the currencies strengthen or weaken against the U.S. dollar or other reference currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective component currencies, Performance may be adversely affected, and the payment at maturity of the securities may be reduced. Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in the relevant currency’s country and economic and political developments in other relevant countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the relevant countries.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and other countries important to international trade and finance.

The liquidity and trading value of, and amounts payable under, the securities could be affected by the actions of the governments of the originating nations of the relevant currencies.

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency, or in the event of other developments affecting any relevant currency.

Even though currencies are traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during regular hours in the United States.

The interbank market for currencies, including the U.S. dollar, is a global, around-the-clock market and currency values are quoted 24 hours a day. Therefore, the hours of trading for the securities, if any, may not conform to the hours during which the relevant currency or currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the reference level, that will not be reflected immediately in the market price, if any, of the securities.

The absence of last-sale and other information about the relevant currencies may affect the price of the securities.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Performance of the relevant currencies or any Additional Amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the relevant currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of the relevant currencies and must be prepared to make special efforts to obtain that information on a timely basis.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the exchange rates of the relevant currencies on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the reference level. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the underlying currency or currencies;

•	the time to maturity of the securities;

•	the exchange rate and volatility of the exchange rate of the relevant currency or currencies and variations in the degree of correlation between any relevant exchange rates;

•	interest and yield rates in the market generally as well as in the markets of the relevant currency or currencies;

•

economic, financial, political, regulatory or judicial events that affect the underlying currency or currencies or financial markets generally and which may affect the reference level on any Valuation Date;

•	suspension or disruption of market trading in any relevant currency;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

Suspensions or disruptions of market trading in the currency markets and related futures may adversely affect the market value of the securities and/or the return on your initial investment in the securities.

The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur in a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limited is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of relevant currencies, exchange rates and the value of the securities.

If the securities are subject to early redemption, the return on your securities may be reduced and you may receive less than the full face amount of your securities in such circumstances.

If specified in the relevant pricing supplement, the securities will be subject to early redemption in the event that certain events of inconvertibility or non-transferability occur. In such circumstances, we may redeem the securities prior to maturity, the amount that we pay you may be less than the full face amount of your securities and you may not receive any Additional Amount on your securities.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the market value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates, as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade currencies and other financial instruments related to currencies on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the relevant currencies. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the reference level and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

We or our affiliates may also act as the sponsor of a currency index. In this role, we or our affiliates may exercise discretion, as in rebalancing the index during the term of the securities.

In addition, one or more of our affiliates may publish research reports or otherwise express views about the relevant currencies. Any prospective purchaser of securities should undertake an independent investigation of each currency as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to the relative performance of the relevant currencies. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We and our affiliates are active participants in the currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more currency transactions. Our trading activities may have a material effect on currency prices and consequently have a negative impact on the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’

control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect market prices and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level and the Ending Level, the Performance and the amount, if any, that we will pay you at maturity. If Early Redemption is specified, the calculation agent will also be responsible for determining whether an Early Redemption event has occurred and whether there has been a material change in the method of calculation of the Ending Level. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from valuing the currency, basket or index or calculating any Additional Amount or any other amount we will pay you at maturity of the securities in the manner initially provided for in the relevant pricing supplement. These events may include disruptions or suspensions of trading in the markets as a whole or general inconvertibility or non-transferability of one or more currency. If the calculation agent, in its sole discretion, determines that any of these events prevents us or our affiliates from determining such value or amount in the ordinary manner, it is possible that your securities will be subject to early redemption or the relevant valuation date may be postponed, and in each case the return on your securities may be adversely affected. For example, if the source for an exchange rate is not available on the Final Valuation Date, the calculation agent may determine the exchange rate for such date and such determination may adversely affect the return on your securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase for investment certain of the securities. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The sponsor of any currency index may adjust the relevant index in ways that affect its level, and the sponsor has no obligation to consider your interests.

The sponsor of any currency index is responsible for calculating and maintaining the relevant index. The sponsor can add, delete or substitute the components underlying the relevant index or make other methodological changes that could change the level of the relevant index. You should realize that the changing of components included in an index may affect such index as a newly added components may perform significantly better or worse than any it replaces. Additionally, the sponsor may alter, discontinue or suspend calculation or dissemination of the index. Any of these actions could adversely affect the value of the securities. The sponsor has no obligation to consider your interests in calculating or revising any index.

We generally do not control any basket or index or the components underlying such basket or index.

Except as otherwise described in the relevant pricing supplement, we are not affiliated with the sponsors of any basket or index and do not control the components included in such basket or index. As a result, we will have no ability to control the actions of the sponsor or such components, including actions that could affect the value of the components underlying the basket or index or your securities. No sponsor of any components of any basket or index will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. You should review carefully the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences.” As discussed in that section, we generally believe that it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. If, however, the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on a number of issues related to “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the tax consequences of an investment in the securities for both U.S. and non-U.S. investors, possibly retroactively.

On December 7, 2007, the IRS also released a revenue ruling holding that a financial instrument with some arguable similarity to the securities is properly treated as a debt instrument denominated in a foreign currency. Generally, we believe that the securities are distinguishable in meaningful respects from the instruments described in the revenue ruling. If, however, the reach of the revenue ruling were to be extended, it could materially and adversely affect the tax consequences of an investment in the securities for U.S. holders, possibly retroactively.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the issues presented by the December 7, 2007 notice and ruling), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the securities to holders who will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment is respected.

Tax Consequences to U.S. Holders

The following discussion applies to “U.S. holders” of the securities. You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as otherwise provided in the applicable pricing supplement, assuming that the treatment of the securities described above is respected, and subject to the possible application of Section 1256 of the Code discussed below, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity.  You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities.  Upon a sale or exchange of the securities prior to their maturity date or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities so sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Because of the application of certain rules and regulations relating to foreign currency instruments under Section 988 of the Code, your gain or loss should be treated as ordinary in character unless you make a valid election pursuant to the Treasury regulations governing foreign currency transactions on or before the date on which you acquire your securities to treat such gain or loss as capital. If you make such an election, your gain or loss on the securities should be capital and, subject to the discussion below concerning Section 1256 of the Code, should be long-term capital gain or loss if at the time of such sale, exchange or retirement you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

To make this election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) on the date you acquire your securities, clearly identify them on your books and records as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) otherwise obtain independent verification. You should consult your tax adviser regarding the conditions and procedures for making this election.

You should consult your tax adviser regarding the potential application of reporting requirements for losses in excess of specified thresholds, including special rules for losses with respect to foreign currency transactions.

Possible Application of Section 1256 of the Code.  Depending on their terms, securities might be treated as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply to your securities, you would be required to mark to market the securities at the end of each year (i.e., recognize income as if the securities had been sold for their fair market value). In that case, gain or loss recognized with respect to your securities, including on marking to market, should be ordinary in character unless you make the election described above to treat gain or loss on the securities as capital. If you make such an election and Section 1256 were to apply, gain or loss recognized with respect to your securities, including on marking to market, should be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your securities.

Other Possible Tax Treatments of an Investment in the Securities.  Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could materially and adversely affect the timing and/or character of the income or loss with respect to the securities.

It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined at the time of issuance of the securities, even though no corresponding cash would be received on the securities. In addition, any gain or loss on the sale, exchange or retirement of the securities would generally be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you would be required to file a disclosure statement with the IRS. In this regard, you should be aware that on December 7, 2007, the Treasury Department issued a revenue ruling holding that a financial instrument with some arguable similarity to the securities is properly treated as debt denominated in a foreign currency. Unless noted otherwise in the relevant pricing supplement, we believe the securities are distinguishable in material respects from the instrument discussed in the revenue ruling, and that it is reasonable to treat them as prepaid financial contracts that are not indebtedness. Nevertheless, were the reach of this revenue ruling to be extended, it could materially and adversely affect the tax consequences of ownership and disposition of the securities, possibly on a retroactive basis.

You should further be aware that on December 7, 2007, the Treasury Department and the IRS also released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of instruments such as the securities to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which an instrument is linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the securities, possibly on a retroactive basis.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the issues presented by the December 7, 2007 notice and ruling), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder of the securities. You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust. You are not a non-U.S. holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Sale, Exchange or Retirement of the Securities.  Subject to the discussion below regarding backup withholding, gain from the sale or exchange of the securities prior to the maturity date or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments.  If the securities were treated as indebtedness, any payments or accruals made or deemed to be made nonetheless would not be subject to U.S. federal withholding or income tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) any gain realized on a sale, exchange or retirement of the securities is not effectively connected with your conduct of a trade or business in the United States.

However, as described above under ”—Tax Consequences to U.S. Holders—Other Possible Tax Treatments of an Investment in the Securities,” on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require Non-U.S. Holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the December 7, 2007 notice.

Income Effectively Connected with a Trade or Business in the United States.  If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also, “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant pricing supplement, we, either directly or through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the relevant currency or currencies, or instruments whose value is derived therefrom. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially affect the Starting Level or the Ending Level, and thus the Performance and ultimately your return on the securities . From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the relevant currency or currencies or instruments whose value is derived therefrom. Although we have no reason to believe that any of these activities will have a material impact on the reference level or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING CURRENCIES

The underlying currency or currencies to which payment on the securities will be linked, along with the method of calculating payments on the securities and any applicable market disruption events, will be described in the relevant pricing supplement.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level, the Ending Level, the Performance and the payment at maturity, if any, on the securities. In addition, the calculation agent will determine whether there has been a market disruption event and whether there has been a material change in the method of calculating the reference level. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Starting Level, the Ending Level or the Performance will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $1,000 security face amount at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate face amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Early Redemption

In the case of securities subject to early redemption, if the Calculation Agent determines that a general inconvertibility event or a general non-transferability event has occurred and is continuing, we may redeem the securities prior to the Maturity Date at the early redemption price specified in the relevant pricing supplement. We will deliver any notice of early redemption to holders of securities not less than five (5) business days prior to the relevant early redemption date. Any such notice of early redemption will be irrevocable and will specify the early redemption date for the securities. Any determination by the Calculation Agent that a general inconvertibility event or a general non-transferability event has occurred and is continuing will be final and binding.

For purposes of the foregoing:

“General inconvertibility event” means the occurrence of any event that generally makes it impossible to convert any currency or currency component of a basket or index of currencies into the relevant reference currency in the country of such currency through customary legal channels.

“General non-transferability event” means the occurrence of any event that generally makes it impossible to deliver (a) the relevant reference currency from accounts inside the country of any currency or currency component of a basket or index of currencies to accounts outside such country or (b) any currency or currency component of a basket or index of currencies between accounts inside the country of such currency or to a party that is a non-resident of such country.

The relevant pricing supplement will specify whether the securities are subject to early redemption.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $1,000 security face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 security face amount as described under the caption “Description of Securities—Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.